UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  September 3, 2008
(Date of earliest event reported)

CHINA HOUSING & LAND DEVELOPMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51429	20-1334845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Youyi Dong Lu, Han Yuan 4 Lou
Xi'An, Shaanxi Province
China 710054
(Address of principal executive offices) (zip code)

86-029-82582632
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of die following provisions (see General Instruction A2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

|_| Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CPR240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the, Exchange Act (17 CFR240.13e-4(c))

Item 1.01.   Entry Into a Material Definitive Agreement

        On September 3, 2008, China Housing & Land Development, Inc. (the “Registrant”) announced through its news release that it completed a loan contract for construction financing of RMB 300 million with China Construction Bank Shaanxi Branch.

        This is the first construction loan the Registrant has entered into under its RMB 1 billion credit line for construction loans with China Construction Bank Shaanxi Branch. The credit line was announced on July 7, 2008. The loan completes the financing needs for the Registrant’s Tsining JunJing II housing project through 2011. The annual interest rate on the loan will be 8.316 percent over its three-year term. The funds will be released to the Registrant as needed.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        The information set forth in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 9.01.   Financial Statements and Exhibits

(d)	Exhibits.

        The following exhibit is filed as part of this report:

99.1	Press release dated September 3, 2008.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2008	CHINA HOUSING & LAND DEVELOPMENT INC. By: /s/ Lu Pingji Name: Lu Pingji Title: Chief Executive Officer